Exhibit 99.1

PRESS RELEASE FOR IMMEDIATE RELEASE

Cortex Pharmaceuticals, Inc. Enters into New License Agreement with the University of Illinois Granting Cortex Patent Rights to the Use of Cannabinoids for the Treatment of Sleep Related Breathing Disorders

Cortex Announces Positive Phase 2 Data for Use of Dronabinol in the Treatment of Obstructive Sleep Apnea

GLEN ROCK, New Jersey, July 1, 2014

Cortex Pharmaceuticals, Inc. (OTC: CORX) (“Cortex” or the “Company”), a biopharmaceutical company currently engaged in the development of drugs for respiratory disorders, announced today that it has entered into a new license agreement with the University of Illinois that provides Cortex with exclusive rights to patents claiming the use of cannabinoids for the treatment of sleep related breathing disorders. Cortex is developing dronabinol (Δ9-tetrahydrocannabinol), a cannabinoid, for the treatment of obstructive sleep apnea (OSA), the most common form of sleep apnea.

Cortex previously conducted a 21 day, randomized, double-blind, placebo-controlled, dose escalation Phase 2 clinical study in 22 patients with OSA, in which dronabinol produced a statistically significant reduction in the Apnea-Hypopnea Index (AHI), the primary therapeutic end-point, and was observed to be safe and well tolerated. Dronabinol is currently under investigation, at the University of Illinois and other centers, in a pivotal Phase 2 OSA clinical trial, fully funded by the National Institutes of Health.

Dronabinol is a Schedule III, controlled generic drug with a relatively low abuse potential that is approved by the FDA for the treatment of AIDS related anorexia and chemotherapy induced emesis. The use of dronabinol for the treatment of OSA is a novel indication for an already approved drug and, as such, would only require approval by the FDA of a supplemental new drug application (sNDA).

“I am delighted that we have been able to re-establish our relationship with the University of Illinois, a leading center for sleep-related breathing disorders,” said Dr. Arnold Lippa, the Chairman and Chief Executive Officer of Cortex. “This new license agreement allows us to continue our development of dronabinol with confidence that our work will be protected by the patents that are the subject of this agreement. Furthermore, by substantially strengthening our cannabinoid platform, this agreement also provides impetus for the regeneration of Cortex and the continuing development of Cortex’s revised business plan under its new management team.”

Cortex Pharmaceuticals, Inc. 126 Valley Road, Suite C, Glen Rock, NJ 07452

www.cortexpharm.com

About Cortex Pharmaceuticals, Inc.

Cortex Pharmaceuticals, Inc. (OTC: CORX) is a development stage, biopharmaceutical company currently engaged in the discovery and development of drugs for the treatment of respiratory disorders. Drug candidates are currently derived from two platforms, as described below.

The first platform is a class of compounds known as ampakines that act as positive allosteric modulators of AMPA glutamate receptors. Several ampakines in both oral and injectable form are being developed by Cortex for the treatment of drug induced respiratory depression caused by opiates and anesthetics. In preclinical and clinical studies, such drugs have shown preliminary efficacy in central sleep apnea and restored normal respiration without altering the analgesic effects of opiates or the anesthetic effects of drugs such as propofol. The Company’s compounds belong to a new generation of ampakines that do not display the undesirable side effects displayed by previous compounds.

The second platform is the class of compounds known as cannabinoids, in particular, dronabinol, as described above in more detail.

Additional information on Cortex and the matters discussed herein can be obtained on the Company’s web-site at www.cortexpharm.com or in the Company’s filings on EDGAR at www.sec.gov.

Company Contact:

Jeff Margolis

Vice-President and Secretary

Telephone: (917) 834-7206

E-mail: jmargolis@cortexpharm.com

Special Note Regarding Forward-Looking Statements: Certain statements included or incorporated by reference in this news release, including information as to the future financial or operating performance of the Company and its drug development programs, constitute forward-looking statements. The words “believe,” “expect,” “anticipate,” “contemplate,” “target,” “plan,” “intend,” “continue,” “budget,” “estimate,” “may,” “schedule” and similar expressions identify forward-looking statements. Forward-looking statements include, among other things, statements regarding future plans, targets, estimates and assumptions. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic and competitive uncertainties and contingencies. Many factors could cause the Company’s actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, the Company. Due to these various risks and uncertainties, actual events may differ materially from current expectations. Investors are cautioned that forward-looking statements are not guarantees of future performance and, accordingly, investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein. Forward-looking statements are made as of the date of this press release and the Company disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or results or otherwise.

 Cortex Pharmaceuticals, Inc. 126 Valley Road, Suite C, Glen Rock, NJ 07452

www.cortexpharm.com